WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Station Place
100 F Street, NE
Washington, DC 20549

RE: Clickable Enterprises, Inc.
Commission File # 0-23737

We served as the principal accountants for Clickable Enterprises, Inc. and Subsidiaries (the "Company") for each of the last two years ended March 31, 2005 and 2004 and the period since then until we were terminated as the principal accountants of the Company on November 7, 2005. We have read the Company's statements included under Item 4.01 of its Form 8-K/A dated November 7, 2005, which is to be filed with the Securities and Exchange Commission and agree with such statements as they pertain to our firm.

Very truly yours,

Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
January 26, 2006

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

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www.cpaweinberg.com

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